Exhibit 99.2

For further information, contact Jack B. Lay Executive Vice President and Chief Financial Officer (636) 736-7439

FOR IMMEDIATE RELEASE

REINSURANCE GROUP OF AMERICA REPORTS INCREASES
IN THIRD-QUARTER REVENUES AND EARNINGS

         ST. LOUIS, October 23, 2003 – Reinsurance Group of America, Incorporated (NYSE:RGA), one of North America’s leading providers of life reinsurance, reported net income for the third quarter of $41.8 million, or $0.83 per diluted share, compared with net income of $33.6 million, or $0.68 per diluted share in the prior-year quarter, a 22 percent increase on a per-share basis. Third-quarter net premiums increased 26 percent, to $573.0 million from $455.7 million in 2002. Net investment income increased 48 percent, to $122.2 million from $82.5 million in 2002, due primarily to a 34 percent increase in invested assets.

        RGA analyzes its results using a non-GAAP financial measure called operating income. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability of the company’s continuing operations by excluding from operating income the effect of net realized capital gains and losses and related deferred acquisition costs, which tend to be highly variable, and any net gain or loss from discontinued operations, which management believes are not indicative of ongoing operations. However, the definition of operating income can vary by company and is not considered a substitute in all applications for GAAP net income. Reconciliations of operating income to GAAP net income are provided within the text of this press release.

        Operating income increased 7 percent on a per-share basis and totaled $38.0 million, or $0.76 per diluted share. Operating income for the quarter excluded $4.3 million, after tax, in net realized capital gains and related deferred acquisition costs and a $0.5 million after-tax loss associated with the company’s discontinued accident and health segment. Operating income in the prior-year quarter totaled $35.2 million, or $0.71 per diluted share, and excluded

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$0.5 million, after tax, in net realized capital losses and related deferred acquisition costs and a $1.1 million after-tax loss associated with the company’s discontinued accident and health segment.

        “Our results reflect strong premium growth across all segments of our business; however, mortality experience was mixed,” said A. Greig Woodring, president and chief executive officer. “For the quarter, net premiums in the U.S. increased 15 percent to $369.3 million. Mortality experience for the quarter was approximately $6.0 million unfavorable on a pre-tax basis when compared with expectations. This differs from the first two quarters of the year in which we experienced positive mortality variances. As we have advised in the past, mortality experience does fluctuate from quarter to quarter. On a year-to-date basis, U.S. mortality experience remains favorable. The current quarter also reflects a $3.0 million, pretax, reduction in the reserves associated with the terrorist attacks on September 11, 2001.

        “Pre-tax net income in the U.S. for the quarter totaled $45.3 million compared with $55.3 million in the prior-year quarter. Pre-tax operating income for the quarter totaled $46.8 million compared with $53.5 million in the prior-year quarter. The prior-year quarter reflects positive mortality experience compared to the less favorable mortality experience in the current quarter. Pre-tax operating income excludes approximately $1.5 million in net realized capital losses and related deferred acquisition costs in the current quarter and $1.8 million in net realized capital gains and related deferred acquisition costs in the prior-period quarter.

        “Canada reported a good quarter with pre-tax net income of $19.5 million compared with $8.7 million in the prior-year quarter. Pre-tax operating income totaled $10.9 million for the third quarter compared with $8.5 million in the prior-year quarter. Pre-tax operating income excludes $8.6 million in net realized capital gains in the current period and approximately $200,000 in net realized capital gains in the prior period. The current level of capital gains is a result of repositioning that portfolio to reduce concentrations to certain issuers. Net premiums increased 27 percent. On a year-to-date basis, premiums increased 16 percent. Results for the quarter and year have benefited from an increase in the strength of the Canadian dollar.

        “Other International operations, which exclude Canada, continued to grow at a strong pace, with net premiums increasing 58 percent to $149.8 million. We continued to experience

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steady growth across all our markets in this segment. Pre-tax net income totaled $9.6 million compared with $4.1 million in the prior-year quarter. Pre-tax operating income for the quarter totaled $8.7 million, which excludes $0.9 million in net realized capital gains. This represents a significant increase over prior-period pre-tax operating income of $4.0 million, which excluded less than $100,000 in net realized capital gains. In total, mortality experience for the quarter was consistent with expectations. We expect profits from these operations will continue to expand as the amount of reinsurance in force increases; however, results may continue to be more volatile than our more established operations in North America due to the smaller relative size of this segment’s base of business.”

        For the first nine months of 2003, net income totaled $117.1 million, or $2.34 per diluted share, compared with $89.4 million, or $1.80 per diluted share, in the year-ago period. Operating income, excluding $1.0 million, after tax, in net realized capital gains and related deferred acquisition costs and $1.9 million in after-tax losses associated with discontinued operations, increased to $118.0 million, or $2.36 per diluted share, from $101.4 million, or $2.04 per diluted share, the year before. Prior-year operating income excludes $8.0 million, after tax, in net realized capital losses and related deferred acquisition costs, $3.3 million in after-tax losses associated with discontinued operations and $0.7 million, after tax, of goodwill write-off. Consolidated premiums were up 22 percent, to $1,700.7 million from $1,390.1 million.

        Woodring concluded, “Revenue growth continued to be strong, and while operating earnings for the quarter were slightly below our expectation, fluctuations in mortality experience from quarter to quarter are an ongoing part of our business. We nevertheless remain slightly ahead of our earnings expectation on a year-to-date basis. Additionally, we believe we are on track to close the previously announced Allianz transaction during the fourth quarter. We expect that transaction to add approximately $5.0 to $8.0 million, after-tax, in earnings to the fourth quarter and $30.0 to $40.0 million, after-tax, in earnings during 2004. We maintain our momentum moving into the fourth quarter and 2004, and look forward to continued opportunitites in our chosen markets.”

        The company announced that its board of directors declared a regular quarterly dividend of $0.06 per share, payable November 26 to shareholders of record as of November 5.

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        A conference call to discuss the company’s third-quarter results will begin at 9 a.m. Eastern Time on Friday, October 24. Interested parties may access the call by dialing 800-262-1292 (domestic) or 719-457-2680 (international). The access code is 432088. A live audio webcast of the conference call will be available on the company’s investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address for three months following the conference call. A replay of the conference call will also be available via telephone through October 31 at 888-203-1112 (domestic) or 719-457-0820, access code 432088.

        Reinsurance Group of America, Incorporated, through its subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada, is among the largest providers of life reinsurance in North America. In addition to its North American operations, Reinsurance Group of America, Incorporated has subsidiary companies or offices in Australia, Barbados, Hong Kong, India, Ireland, Japan, Mexico, South Africa, South Korea, Spain, Taiwan, and the United Kingdom. Worldwide, the company has approximately $893 billion of life reinsurance in force, and assets of $10.5 billion. MetLife, Inc. is the beneficial owner of approximately 59 percent of RGA’s outstanding shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as “we,” “us” or “our”). The words “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe,” and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

        Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity or claims experience, (2) changes in our financial strength and credit ratings or those of Metropolitan Life Insurance Company (“MetLife”), a

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beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition, (3) general economic conditions affecting the demand for insurance and reinsurance in our current and planned markets, (4) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (5) changes in investment portfolio yields due to interest rate or credit quality changes, (6) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (7) adverse litigation or arbitration results, (8) the stability of governments and economies in the markets in which we operate, (9) competitive factors and competitors’ responses to our initiatives, (10) the success of our clients, (11) successful execution of our entry into new markets, (12) successful development and introduction of new products, (13) our ability to successfully integrate and operate reinsurance business that we acquire, including without limitation, Allianz Life, (14) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries, (15) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, and (16) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

        Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended

(Unaudited)	September 30,		September 30,

	2003	2002	2003	2002
Revenues: Net premiums	$ 572,970	$ 455,750	$ 1,700,746	$ 1,390,113
Investment income, net
of related expenses	122,153	82,499	345,234	260,779
Realized investment
gains/ (losses), net	6,560	1,066	776	(10,951)
Other revenues	10,819	10,839	33,670	27,734

Total revenues	712,502	550,154	2,080,426	1,667,675

Benefits and expenses:
Claims and other policy
benefits	457,844	342,301	1,334,081	1,096,797
Interest credited	46,251	22,156	130,914	79,777
Policy acquisition costs
and other insurance
expenses	111,334	96,303	330,903	252,606
Other operating expenses	24,683	26,358	77,275	67,734
Interest expense	9,383	9,006	27,384	26,475

Total benefits
and expenses	649,495	496,124	1,900,557	1,523,389

Income from continuing
operations before
income taxes	63,007	54,030	179,869	144,286

Provision for
income taxes	20,783	19,307	60,899	51,603

Income from
continuing operations	42,224	34,723	118,970	92,683

Discontinued operations:
Loss from discontinued
accident and health
operations, net of
income taxes	(473)	(1,135)	(1,918)	(3,264)

Net income	$ 41,751	$ 33,588	$ 117,052	$ 89,419

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended

(Unaudited)	September 30,		September 30,

	2003	2002	2003	2002
Earnings per share from continuing operations: Basic earnings per share	$ 0.85	$ 0.70	$ 2.39	$ 1.88
Diluted earnings per share	$ 0.84	$ 0.70	$ 2.38	$ 1.87

Diluted earnings before
realized investment gains/
(losses), related deferred
acquisition costs and goodwill
write-off in 2002	$ 0.76	$ 0.71	$ 2.36	$ 2.04

Earnings per share from net
income:
Basic earnings per share	$ 0.84	$ 0.68	$ 2.36	$ 1.81
Diluted earnings per share	$ 0.83	$ 0.68	$ 2.34	$ 1.80

Weighted average number of common
and common equivalent shares
outstanding (in thousands)	50,267	49,639	49,943	49,683

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Business Summary

(Unaudited)	At or For the Nine Months Ended September 30,

	2003	2002
Gross life reinsurance in force (in billions)
North American business	$ 674.0		$ 584.0
International business	219.0		130.8

Gross life reinsurance written (in billions)
North American business	103.5		110.4
International business	65.7		50.0

Consolidated cash and invested assets
(in millions)	7,925.0		5,934.0
Invested Asset book yield - trailing
three months excluding funds withheld	6.66%		6.59%

Investment portfolio mix
Cash and short-term investments	2.26%		2.28%
Fixed maturity securities	49.13%		56.43%
Mortgage loans	5.48%		3.35%
Policy loans	10.73%		13.14%
Funds withheld at interest	30.68%		22.78%
Other invested assets	1.72%		2.02%

Book value per share outstanding	$ 28.92		$ 23.91
Book value per share outstanding, before
impact of FAS 115*	25.45		22.09

Treasury stock	1,141,	138	1,686,	313

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* Book value per share outstanding, before impact of FAS 115, is a non-GAAP financial measure that management believes is important in evaluating the balance sheet ignoring the effect of mark-to-market adjustments that primarily relate to changes in interest rates and credit spreads on investment securities since they were acquired.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
U.S. OPERATIONS
(Dollars in thousands)

	Three Months Ended September 30, 2003
		Non-traditional
	Traditional	Asset- Intensive	Financial	Total U.S.

Revenues:
Net premiums	$ 368,171	$ 1,093	$ --	$ 369,264
Investment income, net
of related expenses	47,370	44,385	97	91,852
Realized investment
losses, net	(1,059)	(367)	--	(1,426)
Other revenues	489	2,022	6,613	9,124

Total revenues	414,971	47,133	6,710	468,814

Benefits and expenses:
Claims and other
policy benefits	297,654	776	--	298,430
Interest credited	14,919	30,703	--	45,622
Policy acquisition
costs and other
insurance expenses	56,738	10,861	2,206	69,805
Other operating
expenses	7,515	891	1,248	9,654

Total benefits
and expenses	376,826	43,231	3,454	423,511

Income before
income taxes	$ 38,145	$ 3,902	$3,256	$ 45,303

	Three Months Ended September 30, 2002
		Non-traditional
	Traditional	Asset- Intensive	Financial	Total U.S.

Revenues:
Net premiums	$ 319,485	$ 803	$ --	$ 320,288
Investment income, net
of related expenses	43,430	17,495	28	60,953
Realized investment
gains / (losses), net	1,880	(295)	--	1,585
Other revenues	740	2,515	5,940	9,195

Total revenues	365,535	20,518	5,968	392,021

Benefits and expenses:
Claims and other
policy benefits	231,890	9,298	--	241,188
Interest credited	13,422	6,642	--	20,064
Policy acquisition
costs and other
insurance expenses	60,265	1,697	1,679	63,641
Other operating
expenses	8,850	358	2,613	11,821

Total benefits
and expenses	314,427	17,995	4,292	336,714

Income before
income taxes	$ 51,108	$ 2,523	$1,676	$ 55,307

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
U.S. OPERATIONS
(Dollars in thousands)

	Nine Months Ended September 30, 2003
		Non-traditional
	Traditional	Asset- Intensive	Financial	Total U.S.
Revenues:
Net premiums	$ 1,115,360	$ 3,197	$ --	$ 1,118,557
Investment income, net
of related expenses	135,246	122,923	97	258,266
Realized investment
losses, net	(7,017)	(2,080)	--	(9,097)
Other revenues	3,186	5,035	20,179	28,400

Total revenues	1,246,775	129,075	20,276	1,396,126

Benefits and expenses:
Claims and other
policy benefits	888,905	4,166	--	893,071
Interest credited	45,169	84,424	--	129,593
Policy acquisition
costs and other
insurance expenses	164,257	26,892	7,447	198,596
Other operating
expenses	24,454	2,829	3,881	31,164

Total benefits
and expenses	1,122,785	118,311	11,328	1,252,424

Income before
income taxes	$ 123,990	$ 10,764	$ 8,948	$ 143,702

	Nine Months Ended September 30, 2002
		Non-traditional
	Traditional	Asset- Intensive	Financial	Total U.S.

Revenues:
Net premiums	$ 1,002,741	$ 2,796	$ --	$ 1,005,537
Investment income, net
of related expenses	120,039	63,943	155	184,137
Realized investment
losses, net	(1,151)	(4,255)	--	(5,406)
Other revenues	1,546	5,684	17,795	25,025

Total revenues	1,123,175	68,168	17,950	1,209,293

Benefits and expenses:
Claims and other
policy benefits	785,756	17,014	--	802,770
Interest credited	41,517	35,453	--	76,970
Policy acquisition
costs and other
insurance expenses	153,760	8,126	5,517	167,403
Other operating
expenses	22,145	744	7,005	29,894

Total benefits
and expenses	1,003,178	61,337	12,522	1,077,037

Income before
income taxes	$ 119,997	$ 6,831	$ 5,428	$ 132,256

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
CANADIAN OPERATIONS
(Dollars in thousands)

	Three Months Ended September 30,
	2003	2002
Revenues: Net premiums	$ 53,144	$ 41,894
Investment income, net of related expenses	22,244	18,752
Realized investment gains, net	8,596	164
Other revenues	50	118

Total revenues	84,034	60,928

Benefits and expenses:
Claims and other policy benefits	56,132	46,278
Interest credited	536	345
Policy acquisition costs and other
insurance expenses	5,257	2,880
Other operating expenses	2,580	2,747

Total benefits and expenses	64,505	52,250

Income before income taxes	$ 19,529	$ 8,678

	Nine Months Ended September 30,
	2003	2002
Revenues:
Net premiums	$ 153,747	$ 132,571
Investment income, net of related expenses	63,519	52,133
Realized investment gains/(losses), net	12,158	(22)
Other revenues	(191)	40

Total revenues	229,233	184,722

Benefits and expenses:
Claims and other policy benefits	161,411	137,104
Interest credited	1,089	733
Policy acquisition costs and other
insurance expenses	15,714	12,142
Other operating expenses	7,434	7,315

Total benefits and expenses	185,648	157,294

Income before income taxes	$ 43,585	$ 27,428

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
OTHER INTERNATIONAL
(Dollars in thousands)

	Three Months Ended September 30, 2003
	Asia Pacific	Europe & South Africa	Total Inter- national

Revenues:
Net premiums	$ 57,261	$ 92,502	$ 149,763
Investment income,
net of related expenses	3,050	1,329	4,379
Realized investment gains
/ (losses), net	(104)	1,040	936
Other revenues	(11)	(105)	(116)

Total revenues	60,196	94,766	154,962

Benefits and expenses:
Claims and other policy
benefits	41,101	60,435	101,536
Interest credited	--	--	--
Policy acquisition costs and
other insurance expenses	8,873	27,293	36,166
Other operating expenses	3,370	3,682	7,052
Interest expense	323	258	581

Total benefits and
expenses	53,667	91,668	145,335

Income before income taxes	$ 6,529	$ 3,098	$ 9,627

	Three Months Ended September 30, 2002
	Asia Pacific	Europe & South Africa	Total Inter- national

Revenues:
Net premiums	$ 32,839	$ 62,172	$ 95,011
Investment income,
net of related expenses	1,722	343	2,065
Realized investment gains, net	48	8	56
Other revenues	431	440	871

Total revenues	35,040	62,963	98,003

Benefits and expenses:
Claims and other policy
benefits	19,689	37,087	56,776
Interest credited	--	--	--
Policy acquisition costs and
other insurance expenses	10,244	20,213	30,457
Other operating expenses	3,809	2,534	6,343
Interest expense	225	148	373

Total benefits and
expenses	33,967	59,982	93,949

Income before income taxes	$ 1,073	$ 2,981	$ 4,054

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
OTHER INTERNATIONAL
(Dollars in thousands)

	Nine Months Ended September 30, 2003
	Asia Pacific	Europe & South Africa	Total Inter- national

Revenues:
Net premiums	$ 165,836	$ 259,829	$ 425,665
Investment income,
net of related expenses	8,198	2,808	11,006
Realized investment gains
/ (losses), net	(622)	1,888	1,266
Other revenues	896	18	914

Total revenues	174,308	264,543	438,851

Benefits and expenses:
Claims and other policy
benefits	115,555	161,668	277,223
Policy acquisition costs and
other insurance expenses	33,401	81,516	114,917
Other operating expenses	12,086	11,228	23,314
Interest expense	842	722	1,564

Total benefits and
expenses	161,884	255,134	417,018

Income before income taxes	$ 12,424	$ 9,409	$ 21,833

	Nine Months Ended September 30, 2002
	Asia Pacific	Europe & South Africa	Total Inter- national

Revenues:
Net premiums	$ 97,831	$ 154,327	$ 252,158
Investment income,
net of related expenses	4,876	591	5,467
Realized investment
losses, net	(125)	(288)	(413)
Other revenues	1,706	776	2,482

Total revenues	104,288	155,406	259,694

Benefits and expenses:
Claims and other policy
benefits	63,849	95,283	159,132
Policy acquisition costs and
other insurance expenses	24,260	48,493	72,753
Other operating expenses	10,086	7,883	17,969
Interest expense	613	499	1,112

Total benefits and
expenses	98,808	152,158	250,966

Income before income taxes	$ 5,480	$ 3,248	$ 8,728

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
CORPORATE AND OTHER
(Dollars in thousands)

	Three Months Ended September 30,
	2003	2002

Revenues: Net premiums	$ 799	$(1,443)
Investment income, net of related expenses	3,678	729
Realized investment losses, net	(1,546)	(739)
Other revenues	1,761	655

Total revenues	4,692	(798)

Benefits and expenses:
Claims and other policy benefits	1,746	(1,941)
Interest credited	93	1,747
Policy acquisition costs and other
insurance expenses	106	(675)
Other operating expenses	5,397	5,447
Interest expense	8,802	8,633

Total benefits and expenses	16,144	13,211

Loss before income taxes	$(11,452)	$(14,009)

	Nine Months Ended September 30,
	2003	2002

Revenues:
Net premiums	$ 2,777	$ (153)
Investment income, net of related expenses	12,443	19,042
Realized investment losses, net	(3,551)	(5,110)
Other revenues	4,547	187

Total revenues	16,216	13,966

Benefits and expenses:
Claims and other policy benefits	2,376	(2,209)
Interest credited	232	2,074
Policy acquisition costs and other
insurance expenses	1,676	308
Other operating expenses	15,363	12,556
Interest expense	25,820	25,363

Total benefits and expenses	45,467	38,092

Loss before income taxes	$(29,251)	$(24,126)

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